Item 7.01  Regulation FD Disclosure.

The information contained in this Item 7.01 and in the accompanying exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

In this Current Report on Form 8-K and in the exhibit included as part of this Current Report, “Cornell,” “we,” “us,” and “our” refer to Cornell Companies, Inc. and its subsidiaries.

On January 19, 2007, Cornell issued a press release announcing the award of a contract from the Federal Bureau of Prisons for the existing Big Spring Correctional Center.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based our forward-looking statements on management’s beliefs and assumptions based on information available to management at the time the statements are made. Actual results may differ materially from those expressed or implied by forward-looking statements as a result of many factors or events, including the risks and uncertainties we discuss in our filings with the Securities and Exchange Commission. Our filings with the Securities and Exchange Commission are available free of charge on the Securities and Exchange Commission’s web site at http://www.sec.gov. Each forward looking-statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward looking-statement, whether as a result of new information, future events or otherwise.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	Press release dated January 19, 2007, regarding award of contract from Federal Bureau of Prisons for existing Big Spring Correctional Center.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNELL COMPANIES, INC.
Dated: January 19, 2007

By:	/s/ Patrick N. Perrin
Patrick N. Perrin
Senior Vice President, Chief Administrative Officer, and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press release dated January 19, 2007, regarding award of contract from Federal Bureau of Prisons for existing Big Spring Correctional Center.

Exhibit 99.1

Cornell Companies, Inc.
AT THE COMPANY: Christine Parker—Director, Investor Relations(713) 623-0790

CORNELL AWARDED CONTRACT FROM FEDERAL BUREAU OF PRISONS

Big Spring Correctional Center Receives CAR-6 Procurement Award

Houston, TX (January 19, 2007) – Cornell Companies, Inc. (NYSE: CRN) was awarded a contract from the Federal Bureau of Prisons (BOP) for the existing Big Spring Correctional Center.  The contract, effective April 1, 2007, provides for an initial term of four years, with three two-year renewal option periods.  The facility currently houses as many as 2,900 inmates for the BOP.  Under the new contract, the Big Spring facility will expand to potentially house as many as 3,500 inmates.  Expansion-related construction, estimated at approximately $20.0 million, is expected to take up to nine months to complete.  The company estimates it will earn $268.8 million in revenues over the four-year base term of the contract.

In 2006, the BOP issued the Criminal Alien Requirement VI (CAR-6) procurement, aiming to replace four existing intergovernmental service agreements in West Texas with direct contracts, including the contract under which Cornell currently manages its facility in Big Spring, Texas.

James E. Hyman, Cornell’s chairman and chief executive officer, stated, “We couldn’t be more pleased with the BOP’s decision to continue our long-standing relationship at the Big Spring Correctional Center.  This is wonderful news for both us and the City of Big Spring, whom we view as a key component of our success at the facility.  Our employees and management team remain committed to delivering quality services in an expanded capacity for the BOP.”

About Cornell Companies

Cornell Companies, Inc. is a leading private provider of corrections, treatment and educational services outsourced by federal, state and local governmental agencies. Cornell provides a diversified portfolio of services for adults and juveniles, including incarceration and detention, transition from incarceration, drug and alcohol treatment programs, behavioral rehabilitation and treatment, and grades 3-12 alternative education in an environment of dignity and respect, emphasizing community safety and rehabilitation in support of public policy. The Company (www.cornellcompanies.com) has 78 facilities in 17 states and the District of Columbia with a total service capacity of 18,555.

Certain statements included in this news release are intended as "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements. More information about the risks and uncertainties inherent in the Company's businesses relating to these forward-looking statements are found in the Company's SEC filings, which are available free of charge on the SEC's web site at http://www.sec.gov.

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